Delaware Group Global and
International Funds
NSAR

Exhibit List


Exhibit		Reference

77.Q1(a)	Amended and Restated
ByLaws of Delaware Group Global and
International Funds (enclosed)

77.Q2(a)	Certificate of Amendment of
Agreement and Declaration of Trust of
Delaware Group Global and International
Funds (enclosed)